Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES FIRST QUARTER 2016 FINANCIAL RESULTS

Santa Clara, Calif.—May 2, 2016—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the first quarter ended April 2, 2016.

“We are pleased to report financial results exceeding our expectations for the first quarter of 2016, primarily due to the successful sign-off and rapid customer acceptance achieved for our second VERTEX™ system shipped to a leading display cover panel customer,” commented Wendell Blonigan, president and chief executive officer of Intevac. “The rapid conversion of this tool from purchase order to revenue recognition demonstrates both the production-worthiness of our system and our customer’s desire to quickly move into production. We continue to be on track to deliver our second MATRIX™ PVD system and our first MATRIX Implant system mid-year, for advanced solar cell manufacturing, demonstrating continued traction in each of our Thin-film Equipment growth initiatives.

“In the first quarter, our Photonics business continued to make excellent progress developing the next-generation digital night vision solutions for the military, including delivery of our high-resolution ISIE 4000 goggle to U.S. Naval Air Systems Command (NAVAIR). We also completed final engineering on our ground force digital monocular goggle, and delivered the technology demonstrator to the U.S. Army in April.”

($ Millions, except per share amounts)	Q1 2016		Q1 2015
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$13.7	$13.7	$19.9	$19.9
Operating Loss	$(6.3)	$(6.3)	$(2.9)	$(2.8)
Net Loss	$(6.3)	$(6.3)	$(2.9)	$(2.8)
Net Loss per Share	$(0.31)	$(0.31)	$(0.12)	$(0.12)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (1) restructuring charges; and (2) changes in fair value of contingent consideration liabilities associated with business combinations. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

First Quarter 2016 Summary

The net loss was $6.3 million, or $0.31 per share, compared to a net loss of $2.9 million, or $0.12 per share in the first quarter of 2015. The non-GAAP net loss was $6.3 million or $0.31 per share. This compares to the first quarter 2015 non-GAAP net loss of $2.8 million or $0.12 per share.

Revenues were $13.7 million, including $5.6 million of Thin-film Equipment revenues and Photonics revenues of $8.1 million. Thin-film Equipment revenues consisted of one VERTEX coating system for Display Cover Panels, upgrades, spares and service. Photonics revenues consisted of $7.7 million of product sales and $0.4 million of research and development contracts. In the first quarter of 2015, revenues were $19.9 million, including $10.6 million of Thin-film Equipment revenues and Photonics revenues of $9.3 million, which included $7.5 million of product sales and $1.8 million of research and development contracts.

Thin-film Equipment gross margin was 9.0%, compared to 28.5% in the first quarter of 2015, and compared to 41.8% in the fourth quarter of 2015. The decline from the first quarter of 2015 and from the fourth quarter of 2015 was primarily due to lower revenue levels, including a lower level of higher margin upgrades, and lower factory absorption. Photonics gross margin was 41.5%, compared to 42.1% in the first quarter of 2015 and 39.6% in the fourth quarter of 2015. The decline from the first quarter of 2015 was due to higher factory overhead, due to the modified cost structure implemented in the second quarter of 2015, offset by favorable mix of product revenue versus lower margin contract research and development revenue. The improvement from the fourth quarter of 2015 was primarily due to favorable product mix. Consolidated gross margin was 28.2%, compared to 34.8% in the first quarter of 2015 and 40.7% in the fourth quarter of 2015.

R&D and SG&A expenses were $10.2 million and were up compared to $9.9 million in the first quarter of 2015 and $8.9 million in the fourth quarter of 2015.

Order backlog totaled $44.7 million on April 2, 2016, compared to $51.2 million on January 2, 2016 and $39.2 million on April 4, 2015. Backlog at quarter end included three solar systems, compared to backlog as of January 2, 2016 which included three solar systems and one PVD display cover glass coating system, and compared to backlog as of April 4, 2015 which included two solar systems.

The Company ended the quarter with $45.3 million of total cash, restricted cash and investments and $68.9 million in tangible book value.

The Company did not repurchase any shares of common stock during the first quarter. As of April 2, 2016 the Company has repurchased 4.8 million shares for $28.5 million out of the $30 million plan announced in November of 2013.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: (1) restructuring charges; and (2) changes in fair value of contingent consideration liabilities associated with business combinations. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734.

You may also listen live via the Internet at the Company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 87959505.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-Film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean® is a registered trademark and INTEVAC MATRIX™ and INTEVAC VERTEX™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the end market demand and production-worthiness of our system and the timing of future product deliveries. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: technology risk and challenges achieving customer adoption and commercial success in adjacent markets and delays in product shipments, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited, in thousands, except per share amounts)
	Three months ended
	April 2, 2016	April 4, 2015
Net revenues
Thin-film Equipment	$5,580	$10,628
Photonics	8,084	9,257

Total net revenues	13,664	19,885

Gross profit	3,856	6,922

Gross margin
Thin-film Equipment	9.0%	28.5%
Photonics	41.5%	42.1%

Consolidated	28.2%	34.8%

Operating expenses
Research and development	5,176	4,608
Selling, general and administrative	4,980	5,279
Acquisition-related[1]	16	(26)

Total operating expenses	10,172	9,861

Total operating loss	(6,316)	(2,939)

Operating income (loss)
Thin-film Equipment	(5,445)	(3,297)
Photonics	407	1,477
Corporate	(1,278)	(1,119)

Total operating loss	(6,316)	(2,939)

Interest and other income	37	79

Loss before income taxes	(6,279)	(2,860)
Provision for income taxes	26	33

Net loss	$(6,305)	$(2,893)

Loss per share
Basic and Diluted	$(0.31)	$(0.12)

Weighted average common shares outstanding
Basic and Diluted	20,551	23,229

[1]	Amounts for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	April 2, 2016	January 2, 2016
	(Unaudited)	(see Note)
ASSETS

Current assets
Cash, cash equivalents and short-term investments	$36,542	$36,954
Accounts receivable, net	5,203	12,310
Inventories	20,368	18,760
Prepaid expenses and other current assets	1,599	1,712

Total current assets	63,712	69,736

Long-term investments	6,951	9,673
Restricted cash	1,780	1,780
Property, plant and equipment, net	12,208	11,921
Intangible assets, net	2,899	3,112
Other long-term assets	1,471	1,459

Total assets	$89,021	$97,681

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$4,455	$5,950
Accrued payroll and related liabilities	3,364	4,066
Other accrued liabilities	3,420	5,632
Customer advances	3,625	3,625

Total current liabilities	14,864	19,273

Other long-term liabilities	2,385	2,411
Stockholders’ equity
Common stock ($0.001 par value)	21	20
Additional paid in capital	168,482	166,514
Treasury stock, at cost	(28,489)	(28,489)
Accumulated other comprehensive income	523	412
Accumulated deficit	(68,765)	(62,460)

Total stockholders’ equity	71,772	75,997

Total liabilities and stockholders’ equity	$89,021	$97,681

Note: Amounts as of January 2, 2016 are derived from the January 2, 2016 audited consolidated financial statements.

INTEVAC, INC. RECONCILIATION OF GAAP TO NON-GAAP RESULTS (Unaudited, in thousands, except per share amounts)
	Three months ended
	April 2, 2016	April 4, 2015
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(6,316)	$(2,939)
Restructuring charges[1]	—	148
Change in fair value of contingent consideration obligations[2]	16	(26)

Non-GAAP Operating Loss	$(6,300)	$(2,817)

Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(6,305)	$(2,893)
Restructuring charges[1]	—	148
Change in fair value of contingent consideration obligations[2]	16	(26)
Income tax effect of non-GAAP adjustments[3]	—	—

Non-GAAP Net Loss	$(6,289)	$(2,771)

Non-GAAP Loss Per Share
Reported loss per share (GAAP basis)	$(0.31)	$(0.12)
Restructuring charges[1]	—	0.01
Change in fair value of contingent consideration obligations[2]	—	—
Non-GAAP Loss Per Share	$(0.31)	$(0.12)

Weighted average number of shares outstanding	20,551	23,229

[1]	Results for all periods presented include severance and other employee-related costs related to various restructuring programs.
[2]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[3]	The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.